SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported) October 1, 1999


                          FrontierVision Holdings, L.P.
                   FrontierVision Holdings Capital Corporation
                 FrontierVision Holdings Capital II Corporation
            (Exact names of registrants as specified in its charter)

    Delaware                      333-36519                     84-1432334
    Delaware                      333-36519-01                  84-1432976
    Delaware                      333-75567-01                  84-1481765
 (States or other           (Commission File Nos.)            (IRS Employer
 jurisdiction of                                           Identification Nos.)
 incorporation)

        ----------------------------------------------------------------

               One North Main Street - Coudersport, PA 16915-1141
               (Address of principal executive offices) (Zip Code)

        Registrants' telephone number, including area code (814) 274-9830

Item 1. Changes in Control of  Registrant.

         On October 1, 1999, Adelphia completed the acquisition of FrontierVision Partners, L.P. ("FrontierVision") through ACC Operations, Inc. and Adelphia GP Holdings, LLC, direct or indirect wholly owned subsidiaries of Adelphia that directly or indirectly acquired all of the partnership interests of FrontierVision from its partners in exchange for approximately $543 million in cash, 7.0 million shares of Adelphia Class A common stock and assumed debt of approximately $1.15 billion. The purchase price and form of consideration were the result of arms length negotiations between the parties.

         FrontierVision owns, directly and indirectly, all of the partnership interests of FrontierVision Holdings, L.P. and FrontierVision owns, indirectly, all of the common stock of FrontierVision Holdings Capital Corporation and FrontierVision Holdings Capital II Corporation. FrontierVision also owns, directly and indirectly, all of the partnership interests of the registrant FrontierVision Operating Partners, L.P. and FrontierVision owns, indirectly, all of the common stock of the registrant FrontierVision Capital Corporation. As a result of the acquisition transaction, all of the above FrontierVision entities have become indirect wholly owned subsidiaries of Adelphia. All of the above FrontierVision entities, other than FrontierVision itself, file and will continue to file reports with the Securities and Exchange Commission.

         As of June 30, 1999, FrontierVision owned and operated cable television systems serving approximately 710,000 basic subscribers primarily in Ohio, Kentucky, New England and Virginia. Adelphia will continue to operate these cable television systems after the acquisition. The sources for the cash consideration paid by Adelphia included cash on hand from financing transactions completed earlier in the current year and funds reborrowed under four existing bank credit facilities between Adelphia subsidiaries and four different lending bank groups for which Toronto Dominion (Texas), Inc., The Bank of Nova Scotia, First Union National Bank and Toronto Dominion (Texas), Inc., respectively, serve as Administrative Agent.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 1999        FRONTIERVISION OPERATING PARTNERS, L.P.

                              By: FrontierVision Holdings, L.P., its general
                                    partner,
                              By: FrontierVision Partners, L.P., its general
                                    partner,
                              By: Adelphia GP Holdings, LLC, its general partner
                              By: ACC Operations, Inc., its sole member

                              By:   /s/Timothy J. Rigas
                                       Timothy J. Rigas
                                       Executive Vice President, Treasurer,
                                       and Chief Financial Officer


Date: October 14,1999         FRONTIERVISION CAPITAL CORP.

                              By:   /s/Timothy J. Rigas
                                       Timothy J. Rigas
                                       Executive Vice President, Treasurer,
                                       and Chief Financial Officer